Exhibit A-3(a)

_________________________________________________________________

                    ENTERGY MISSISSIPPI, INC.
          (formerly Mississippi Power & Light Company)

                               to

                 BANK OF MONTREAL TRUST COMPANY

                               and

                       MARK F. MCLAUGHLIN,
               (successor to Z. George Klodnicki)
                        As Trustees under
                   Entergy Mississippi, Inc.'s
    Mortgage and Deed of Trust, dated as of February 1, 1988


                ________________________________


                FOURTEENTH SUPPLEMENTAL INDENTURE


                Providing among other things for

              General and Refunding Mortgage Bonds,
                   Pollution Control Series A

                        ________________


                     Dated as of May 1, 1999


_________________________________________________________________

                        TABLE OF CONTENTS

                                                            Page

Parties                                                        1
Recitals                                                       1


                            ARTICLE I
              DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01.  Terms From the Original Indenture               5
Section 1.02.  Certain Defined Terms                           5
Section 1.03.  References Are to Fourteenth Supplemental
                Indenture                                      6
Section 1.04.  Number and Gender                               6


                           ARTICLE II
                      THE TWENTIETH SERIES

Section 2.01.  Bonds of the Twentieth Series                   6
Section 2.02.  Transfer and Exchange                           8
Section 2.03.  Dating of Bonds                                 8


                           ARTICLE III
                            COVENANTS

Section 3.01.  Maintenance of Paying Agent                     8
Section 3.02.  Further Assurances                              8


                            ARTICLE V
                    MISCELLANEOUS PROVISIONS

Section 4.01.  Acceptance of Trusts                            9
Section 4.02.  Effect of Fourteenth Supplemental
                Indenture under Louisiana Law                  9
Section 4.04.  Titles                                          9
Section 4.05.  Counterparts                                    9
Section 4.06.  Governing Law                                   9

Signatures                                                   S-1

Acknowledgments                                              S-3

Exhibit A - Form of Bond of Twentieth Series                 A-1

                FOURTEENTH SUPPLEMENTAL INDENTURE

                    _________________________


       FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of May 1, 1999, between ENTERGY MISSISSIPPI, INC. (formerly Mississippi Power & Light Company), a corporation of the State of Mississippi, whose post office address is P.O. Box 1640, Jackson, Mississippi 39215-1640 (tel. 601-969-2311) (the "Company") and
BANK OF MONTREAL TRUST COMPANY, a corporation of the State of New York, whose principal office is located at 88 Pine Street, New York, New York 10005 (tel. 212-701-7653) (hereinafter sometimes called the "Trustee") and MARK F. MCLAUGHLIN (successor to Z. George Klodnicki), whose post office address is 44 Norwood Avenue, Allenhurst, New Jersey 07711 (tel. 212-701-7602) (hereinafter sometimes called the "Co-Trustee"), as trustees under the Mortgage and Deed of Trust, dated as of February 1, 1988, executed and delivered by the Company (herein called the "Original Indenture"; the Original Indenture together with any and all indentures and instruments supplemental thereto being herein called the "Indenture");

       WHEREAS, the Original Indenture has been duly recorded or filed as required in the States of Mississippi, Arkansas and Wyoming; and

       WHEREAS, the Company has executed and delivered to the Trustees (such term and all other defined terms used herein and not defined herein having the respective definitions to which reference is made in Article I below) its First Supplemental Indenture, dated as of February 1, 1988, its Second Supplemental Indenture, dated as of July 1, 1988, its Third Supplemental Indenture, dated as of May 1, 1989, its Fourth Supplemental Indenture, dated as of May 1, 1990, its Fifth Supplemental Indenture, dated as of November 1, 1992, its Sixth Supplemental Indenture, dated as of January 1, 1993, its Seventh Supplemental Indenture, dated as of July 15, 1993, its Eighth Supplemental Indenture, dated as of November 1, 1993, its Ninth Supplemental Indenture, dated as of July 1, 1994, its Tenth Supplemental Indenture, dated as of April 1, 1995, its Eleventh Supplemental Indenture, dated as of June 1, 1997, its Twelfth Supplemental Indenture, dated as of April 1, 1998, and its Thirteenth Supplemental Indenture, dated as of May 1, 1999, each as a supplement to the Original Indenture, which Supplemental Indentures have been duly recorded or filed as required in the States of Mississippi, Arkansas and Wyoming; and

       WHEREAS, in addition to property described in the Original
Indenture, as heretofore supplemented, the Company has acquired certain other property rights and interests in property; and

       WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Indenture, the following series of bonds:


                     Series                        Principal        Principal
                                                 Amount Issued       Amount
                                                                   Outstanding
 14.65% Series due February 1, 1993              $ 55,000,000         None
 14.95% Series due February 1, 1995                20,000,000         None
 8.40% Collateral Series due December 1, 1992      12,600,000         None
 11.11% Series due July 15, 1994                   18,000,000         None
 11.14% Series due July 15, 1995                   10,000,000         None
 11.18% Series due July 15, 1996                   26,000,000         None
 11.20% Series due July 15, 1997                   46,000,000         None
  9.90% Series due April 1, 1994                   30,000,000         None
  5.95% Series due October 15, 1995                15,000,000         None
  6.95% Series due July 15, 1997                   50,000,000         None
  8.65% Series due January 15, 2023               125,000,000    $125,000,000
  7.70% Series due July 15, 2023                   60,000,000      60,000,000
  6 5/8% Series due November 1, 2003               65,000,000      65,000,000
  8.25% Series due July 1, 2004                    25,000,000      25,000,000
  8.80% Series due April 1, 2005                   80,000,000         None
  6 7/8% Series due June 1, 2002                   65,000,000      65,000,000
  6.45% Series due April 1, 2008                   80,000,000      80,000,000
  6.20% Series due May 1, 2004                     75,000,000      75,000,000
 Floating Rate Series due May 3, 2004              50,000,000      50,000,000

; and

       WHEREAS, Section 19.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or implicitly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder, or the Company may establish the terms and provisions of any series of bonds by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Indenture shall be situated; and

       WHEREAS, the Company desires to create a new series of bonds under the Indenture and to add to its covenants and agreements contained in the Indenture certain other covenants and agreements to be observed by it; and

       WHEREAS, all things necessary to make this Fourteenth
Supplemental Indenture a valid, binding and legal instrument have been performed, and the issue of said series of bonds, subject to the terms of the Indenture, has been in all respects duly authorized;

       NOW, THEREFORE, THIS FOURTEENTH SUPPLEMENTAL INDENTURE
WITNESSETH: That the Company, in consideration of the premises and of Ten Dollars ($10) to it duly paid by the Trustees at or before the unsealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to further secure the payment of both the principal of and interest on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all provisions of the Indenture and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms a security interest in (subject, however, to Excepted Encumbrances as defined in Section
1.06 of the Original Indenture), unto MARK F. MCLAUGHLIN and (to the extent of its legal capacity to hold the same for the purposes hereof) to BANK OF MONTREAL TRUST COMPANY, as Trustees, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all properties of the Company real, personal and mixed, of any kind or nature (except as in the Indenture expressly excepted), now owned (including, but not limited to, that located in the following counties in the State of Mississippi: Adams, Amite, Attala, Bolivar, Calhoun, Carroll, Choctaw, Claiborne, Coahoma, Copiah, Covington, DeSoto, Franklin, Grenada, Hinds, Holmes, Humphreys, Issaquena, Jefferson, Jefferson Davis, Lawrence, Leake, Leflore, Lincoln, Madison, Montgomery, Panola, Pike, Quitman, Rankin, Scott, Sharkey, Simpson, Smith, Sunflower, Tallahatchie, Tate, Tunica, Walthall, Warren, Washington, Webster, Wilkinson, Yalobusha and Yazoo; and in Independence County, Arkansas, and Campbell County, Wyoming) or, subject to the provisions of
Section 15.03 of the Original Indenture, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anyway limiting or impairing by the enumeration of the same, the scope and intent of the foregoing or of any general description contained in the Indenture) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, electric, gas and water lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as in the Indenture expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property in the Indenture described.

       TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anyway appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 11.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, rights and franchises and every part and parcel thereof.

       IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 15.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any in the Indenture expressly excepted, shall be and are as fully granted and conveyed by the Indenture and as fully embraced within the Lien of the Indenture as if such property, rights and franchises were now owned by the Company and were specifically described by the Indenture and granted and conveyed by the Indenture.

       PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Indenture, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not in the Indenture specifically pledged, paid, deposited, delivered or held under the Indenture or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands and chooses in action, and all contracts, leases and operating agreements not specifically pledged under the Indenture or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Indenture; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system, and any natural gas distribution system; and (7) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted from the Lien and operation of the Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Indenture by reason of the occurrence of a Default.

       TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto MARK F. MCLAUGHLIN and (to the extent of its legal capacity to hold the same for the purposes hereof) unto BANK OF MONTREAL TRUST COMPANY, and their successors and assigns forever.

       IN TRUST NEVERTHELESS, upon the terms and trusts in the Indenture set forth, for the equal pro rata benefit and security of all and each of the bonds and coupons issued and to be issued under the Indenture, or any of them, in accordance with the terms of the Indenture, without preference, priority or distinction as to the Lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject to the provisions in the Indenture set forth in reference to extended, transferred or pledged coupons and claims for interest; it being intended that, subject as aforesaid, the Lien and security of all of said bonds and coupons of all series issued or to be issued under the Indenture shall take effect from the date of the initial issuance of bonds under the Indenture, and that the Lien and security of the Indenture shall take effect from said date as though all of the said bonds of all series were actually authenticated and delivered and issued upon such date.

       PROVIDED, HOWEVER, these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid, the principal of and interest on said bonds, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon for principal and interest, and if the Company shall also pay or cause to be paid all other sums payable hereunder by it, then the Indenture and the estate and rights granted under the Indenture shall cease, determine and be void, otherwise to be and remain in full force and effect.

       AND IT IS HEREBY COVENANTED, DECLARED AND AGREED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Indenture shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and their successor or successors as Trustees in such trust in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Indenture and had been specifically and at length described in and conveyed to said Trustees by the Original Indenture as a part of the property therein stated to be conveyed.

       The Company further covenants and agrees to and with the Trustees and their successor or successors in such trust as follows:

                            ARTICLE I
              DEFINITIONS AND RULES OF CONSTRUCTION

       Section 1.01.  Terms From the Original Indenture.  All
defined terms used in this Fourteenth Supplemental Indenture and not otherwise defined herein shall have the respective meanings ascribed to them in the Original Indenture.

       Section 1.02.  Certain Defined Terms.  As used in this
Fourteenth Supplemental Indenture, the following defined terms shall have the respective meanings specified unless the context clearly requires otherwise:

       The term "County" shall have the meaning specified in
Section 2.01.

       The term "Independence Indenture" shall have the meaning specified in Section 2.01.

       The term "Independence Trustee" shall have the meaning specified in Section 2.01.

       The term "1999 Independence Bonds" shall have the meaning specified in Section 2.01.

       The term "Original Indenture" shall have the meaning specified in the first paragraph hereof.

       The term "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

       The term "Refunding Agreement" shall have the meaning specified in Section 2.01.

       The term "Twentieth Series" shall have the meaning specified in Section 2.01.

       Section 1.03. References Are to Fourteenth Supplemental Indenture. Unless the context otherwise requires, all references herein to "Articles", "Sections" and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Fourteenth Supplemental Indenture, and the words "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Fourteenth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision hereof or to the Original Indenture or any other supplemental indenture thereto.

       Section 1.04.  Number and Gender.  Unless the context
otherwise requires, defined terms in the singular include the plural, and in the plural include the singular. The use of a word of any gender shall include all genders.

                           ARTICLE II
                      THE TWENTIETH SERIES

       Section 2.01. Bonds of the Twentieth Series. There shall be a series of bonds designated as the Pollution Control Series A (herein sometimes referred to as the "Twentieth Series"), which shall also bear the descriptive title "General and Refunding Mortgage Bonds" unless subsequent to the issuance of such bonds a different descriptive title is permitted by Section 2.01 of the Original Indenture. The form of bonds of the Twentieth Series shall be substantially in the form of Exhibit A hereto. Bonds of the Twentieth Series shall mature on July 1, 2022 and shall be issued only as fully registered bonds in denominations of One Thousand Dollars and in such other denominations as the officers of the Company shall determine to issue (such determination to be evidenced by the execution and delivery thereof); the principal of and interest, if any, on any overdue principal on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Overdue principal with respect of the bonds of the Twentieth Series shall bear interest (before and after judgment) at the rate of one per centum (1%) per annum.

       The Company reserves the right to establish at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for the Twentieth Series and to provide for exchangeability of such coupon bonds with the bonds of said Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.

       (I) The Bonds of the Twentieth Series shall be initially issued in the aggregate principal amount of $32,850,000 and delivered to, and registered in the name of Chase Bank of Texas, National Association, (hereinafter the "Independence Trustee"), the trustee under the Trust Indenture, dated as of May 1, 1999 (hereinafter called the "Independence Indenture"), of Independence County, Arkansas (hereinafter called the "County") relating to its Pollution Control Revenue Refunding Bonds (Entergy Mississippi, Inc. Project) Series 1999 (hereinafter called the "1999 Independence Bonds"), in order to evidence in part, prior to the Release Date, as defined in the Refunding Agreement, the Company's obligation to make certain payments under the Refunding Agreement dated as of May 1, 1999 between the County and the Company (the "Refunding Agreement").

          The obligation of the Company to make any payment of principal of the bonds of the Twentieth Series, whether at maturity, upon redemption or otherwise, shall be reduced by the amount of any reduction under the Independence Indenture of the amount of the corresponding payment required to be made by the County thereunder in respect of the principal of or premium, if any, or interest on the Independence Bonds. The Trustees may conclusively presume that the obligation of the Company to pay the principal of the bonds of the Twentieth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until the Trustee shall have received a written notice (which may be a facsimile followed by a hard copy) from the Independence Trustee, signed by its President, a Vice President or a Trust Officer, stating that the corresponding payment of principal of or interest on the 1999 Independence Bonds has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

       (II) In the event that any 1999 Independence Bonds outstanding under the Independence Indenture shall become immediately due and payable pursuant to Section 10.2 of the Independence Indenture, upon the occurrence of an Event of Default under Section 10.1 (a), (b), (e) or (f) of the Independence Indenture, all bonds of the Twentieth Series, then Outstanding, shall be redeemed by the Company, on the date such 1999 Independence Bonds shall have become immediately due and payable, at the principal amount thereof.

          In the event that any 1999 Independence Bonds are to be redeemed pursuant to Section 8.1 (c) of the Independence Indenture, bonds of the Twentieth Series, in a principal amount equal to 109.5% of the aggregate principal amount of such 1999 Independence Bonds shall be redeemed by the Company, on the date fixed for redemption of such 1999 Independence Bonds, at such principal amount.

          The Trustees may conclusively presume that no redemption of bonds of the Twentieth Series is required pursuant to this subsection (II) unless and until it shall have received a written notice (which may be a facsimile followed by a hard copy) from the Independence Trustee signed by its President, a Vice President or a Trust Officer, stating that the 1999 Independence Bonds have become immediately due and payable pursuant to Section
10.2 of the Independence Indenture, upon the occurrence of an Event of Default under Section 10.1 (a), (b), (e) or (f) of said Independence Indenture, or that the 1999 Independence Bonds are to be redeemed pursuant to Section 8.1(c) of the Independence Indenture and specifying the date fixed for the redemption and the principal amount thereof. Said notice shall also contain a waiver of notice of such redemption by the Independence Trustee, as the holder of all the bonds of the Twentieth Series then Outstanding.

       (III) The Company hereby waives its right to have any notice of redemption pursuant to subsection (II) of this Section
2.01 state that such notice is subject to the receipt of the redemption moneys by the Trustee before the date fixed for redemption. Notwithstanding the provisions of Section 10.02 of the Original Indenture, any such notice under such subsections shall not be conditional.

       Section 2.02.  Transfer and Exchange.

       (a) At the option of the registered owner, any bonds of the Twentieth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like principal amount of bonds of the same series of other authorized denominations.

       (b) Bonds of the Twentieth Series shall not be transferable except to any successor trustee under the Independence Indenture, any such transfer to be made (subject to the provisions of Section 2.05 of the Original Indenture) at the office or agency of the Company in the Borough of Manhattan, The
City of New York.

       (c) Upon any such exchange or transfer of bonds of the Twentieth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any such exchange or transfer of bonds of the Twentieth Series.

       (d) The bonds of the Twentieth Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage with respect thereto.

       Section 2.03.  Dating of Bonds.  Each bond of the
Twentieth Series shall be dated as of the date of authentication.

                           ARTICLE III
                            COVENANTS

       Section 3.01. Maintenance of Paying Agent. So long as any bonds of the Twentieth Series are outstanding, the Company covenants that the office or agency of the Company in the Borough of Manhattan, The City of New York, New York where the principal of and premium, if any, or interest on any overdue principal on any bonds of such series shall be payable shall also be an office or agency where any such bonds may be transferred or exchanged and where notices, presentations or demands to or upon the Company in respect of such bonds or in respect of the Indenture may be given or made.

       Section 3.02. Further Assurances. From time to time whenever reasonably requested by the Trustee or the holders of not less than a majority in aggregate principal amount of the bonds of the Twentieth Series then outstanding, the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of the Indenture or to secure the rights and remedies of the holders of such bonds.

                           ARTICLE IV
                    MISCELLANEOUS PROVISIONS

       Section 4.01. Acceptance of Trusts. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:

          The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourteenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company. In general, each and every term and condition contained in Article XVI of the Original Indenture shall apply to and form part of this Fourteenth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Fourteenth Supplemental Indenture.

       Section 4.02. Effect of Fourteenth Supplemental Indenture under Louisiana Law. It is the intention and it is hereby agreed that, so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana, the general language of conveyance contained in this Fourteenth Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance and that, so far as the said Louisiana property is concerned, this Fourteenth Supplemental Indenture shall be considered as an act of mortgage and pledge under the laws of the State of Louisiana, and the Trustees herein named are named as mortgagee and pledgee in trust for the benefit of themselves and of all present and future holders of the bonds of the Twentieth Series and any coupons thereto issued hereunder, and are irrevocably appointed special agents and representatives of the holders of the bonds and coupons issued hereunder and vested with full power in their behalf to effect and enforce the mortgage and pledge hereby constituted for their benefit, or otherwise to act as herein provided for.

       Section 4.03. Titles. The titles of the several Articles and Sections of this Fourteenth Supplemental Indenture and the table of contents shall not be deemed to be any part hereof.

       Section 4.04.  Counterparts.  This Fourteenth Supplemental
Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

       Section 4.05. Governing Law. The internal laws of the State of New York shall govern this Fourteenth Supplemental Indenture and the bonds of the Twentieth Series, except to the extent that the validity or perfection of the Lien of the Indenture, or remedies thereunder, are governed by the laws of a jurisdiction other than the State of New York.

       IN WITNESS WHEREOF, ENTERGY MISSISSIPPI, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and BANK OF MONTREAL TRUST COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Vice Presidents or Assistant Secretaries, and MARK F. MCLAUGHLIN has hereunto set his hand and affixed his seal, all as of the day and year first above written.

                              ENTERGY MISSISSIPPI, INC.


                              By:
                                      Steven C. McNeal
                                Vice President and Treasurer


Attest:

_____________________________
Christopher T. Screen
Assistant Secretary

                         BANK OF MONTREAL TRUST COMPANY
                              as Trustee


                              By:
                                        Peter Morse
                                       Vice President

Attest:

______________________________
Name:
Title:



                              By:                      [L.S.]
                                     Mark F. McLaughlin
                                       as Co-Trustee

STATE OF LOUISIANA  )  ss.:

PARISH OF ORLEANS   )

       Personally appeared before me, the undersigned authority in and for the aforesaid Parish and State, the within named Steven C. McNeal, Vice President and Treasurer and Christopher T. Screen, Assistant Secretary of ENTERGY MISSISSIPPI, INC., who acknowledged that they signed, attached the corporate seal of the corporation thereto and delivered the foregoing instrument on the day and year therein stated, by the authority and as the act and deed of the corporation.

       On the 21st day of May, before me personally came STEVEN
C. MCNEAL, to be known to me, who, being by me duly sworn, did depose and say that he resides at 8043 Winners Circle, Mandeville, Louisiana 70448; that he is the Vice President and Treasurer of ENTERGY MISSISSIPPI, INC., the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

       Given under my hand and seal this 21st day of May 1999.



                      ________________________________________
                                   Denise C. Redmann
                                     Notary Public
                         Parish of Orleans, State of Louisiana
                           My Commission is Issued for Life

STATE OF NEW YORK   )   ss.:

COUNTY OF NEW YORK  )

       Personally appeared before me, the undersigned authority in and for the aforesaid County and State, the within named Peter Morse as Vice President, and _________________, as _____________________ of BANK OF MONTREAL TRUST COMPANY, who acknowledged that they signed, attached the corporate seal of the corporation thereto and delivered the foregoing instrument on the day and year therein stated, by the authority and as the act and deed of the corporation.

       On the 24th day of May 1999, before me personally came PETER MORSE to me known, who, being by me duly sworn, did depose and say that he resides at 84-26 115th Street, Richmond Hill, New York 11418; that he is a Vice President of BANK OF MONTREAL TRUST COMPANY, the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

       Given under my hand and seal this 24th day of May 1999.



                      __________________________________
                                  Estelle Redding
                         Notary Public, State of New York
                                  No. 01RE6010831
                           Qualified in New York County
                         Commission Expires July 27, 2000

STATE OF NEW YORK   )   ss.:

COUNTY OF NEW YORK  )

       Personally appeared before me, the undersigned authority in and for the aforesaid County and State, the within named MARK
F. MCLAUGHLIN, who acknowledged that he signed, sealed and delivered the foregoing instrument on the day and year therein mentioned.

       On the 24th day of May, 1999, before me personally came
MARK F. MCLAUGHLIN, to me known to be the person described in and who acknowledged the foregoing instrument, and acknowledged that he executed the same.

       Given under my hand and seal this 24th day of May 1999.




                        __________________________________
                                   Estelle Redding
                          Notary Public, State of New York
                                   No. 01RE6010831
                            Qualified in New York County
                          Commission Expires July 27, 2000

                            EXHIBIT A

               [FORM OF BOND OF TWENTIETH SERIES]

This bond is not transferable except to a successor trustee under the Trust Indenture, dated as of May 1, 1999 (hereinafter called the "Independence Indenture"), between Independence County, Arkansas (hereinafter called the "County") relating to its Pollution Control Revenue Refunding Bonds (Entergy Mississippi, Inc. Project) 1999 Series (hereinafter called the "Independence Bonds") and Chase Bank of Texas, National Association, as trustee.

               GENERAL AND REFUNDING MORTGAGE BOND

                   Pollution Control Series A

No. R-1


       ENTERGY MISSISSIPPI, INC., (formerly Mississippi Power & Light Company) a corporation duly organized and validly existing under the laws of the State of Mississippi (hereinafter called the Company), for value received, hereby promises to pay to Chase Bank of Texas, National Association or registered assigns, at the office or agency of the Company in New York, New York, the principal sum of $_______ on July 1, 2022 in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, without interest, until the principal of this bond shall have become due and payable and to pay interest (before and after judgment) on any overdue principal, at the rate of one per cent (1%) per annum.

       This bond shall not become obligatory until Bank of Montreal Trust Company, the Trustee under the Mortgage, or its respective successor or successors thereunder, shall have signed the authentication certificate endorsed hereon.

       This bond is one of a series of bonds of the Company issuable in series and is one of a duly authorized series known as its General and Refunding Mortgage Bonds, Pollution Control Series A (herein called bonds of the Twentieth Series), all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, called the Mortgage), dated as of February 1, 1988, duly executed by the Company to Bank of Montreal Trust Company and Mark F. McLaughlin (successor to Z. George Klodnicki), as Trustees. Reference is made to the Mortgage for a description of the mortgaged and pledged property, assets and rights, the nature and extent of the lien and security, the respective rights, limitations of rights, covenants, obligations, duties and immunities thereunder of the Company, the holders of bonds and the Trustees and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms herein used, to all of which, by its acceptance of this bond, the holder of this bond agrees.

       The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided. The Mortgage provides that in certain circumstances and upon certain conditions such a declaration and its consequences or certain past defaults and the consequences thereof may be waived by such affirmative vote of holders of bonds as is specified in the Mortgage.

       The Mortgage contains provisions permitting the Company and the Trustee to execute supplemental indentures amending the Mortgage for certain specified purposes without the consent of holders of bonds. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds of the Twentieth Series and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.

       Any consent or waiver by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond and of any bonds issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this bond or such other bond.

       No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this bond in the manner, at the respective times, at the rate and in the currency herein prescribed.

       The bonds are issuable as registered bonds without coupons in the denominations of $1,000.00 or such other denominations as the officers of the Company shall determine to issue. At the office or agency to be maintained by the Company in the City of New York, State of New York, and in the manner and subject to the provisions of the Mortgage, bonds may be exchanged for a like aggregate principal amount of bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. This bond is not transferable except to any successor trustee under the Independence Indenture, any such transfer to be made in the manner prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in New York, New York, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

       This bond is subject to redemption as provided in the Mortgage.

       The bonds of the Twentieth Series have been issued in order to evidence in part, prior to the Release Date, the obligation of the Company to make certain payments under the Refunding Agreement, dated as of May 1, 1999, between the County and the Company.

       The obligation of the Company to make any payment of the principal of the bonds of the Twentieth Series, whether at maturity, upon redemption or otherwise, shall be reduced by the amount of any reduction under the Independence Indenture of the amount of the corresponding payment required to be made by the County thereunder with respect of the principal of or premium, if any, or interest on the Independence Bonds.

       Bank of Montreal Trust Company, the Trustee, and Mark F. McLaughlin, Co-Trustee, may conclusively presume that the obligation of the Company to pay the principal of the bonds of the Twentieth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until the Trustee shall have received a written notice (which may be a facsimile followed by a hard copy) from the trustee under the Independence Indenture, signed by its President, a Vice President or a Trust Officer, stating that the corresponding payment of principal of or interest on the Independence Bonds has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

       Bank of Montreal Trust Company, Trustee, and Mark F. McLaughlin, Co-Trustee, may conclusively presume that no redemption of bonds of the Twentieth Series is required unless and until it shall have received a written notice (which may be a facsimile followed by a hard copy) from the trustee under the Independence Indenture signed by its President, a Vice President or a Trust Officer, stating that the Independence Bonds have become immediately due and payable pursuant to Section 10.2 of the Independence Indenture, upon the occurrence of an Event of Default under Section 10.1 (a), (b), (e) or (f) of said Independence Indenture, or that Independence Bonds are to be redeemed pursuant to Section 8.1(c) of the Independence Indenture and specifying the date fixed for the redemption and the principal amount thereof.

       No recourse shall be had for the payment of the principal of, premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

       As provided in the Mortgage, this bond shall be governed by and construed in accordance with the laws of the State of New
York.

       IN WITNESS WHEREOF, Entergy Mississippi, Inc. has caused this bond to be signed in its corporate name by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

Dated:

                              ENTERGY MISSISSIPPI, INC.


                              By:
                                    Steven C. McNeal
                              Title:  Vice President and Treasurer

Attest:

__________________________
Title:

                       [FORM OF TRUSTEE'S
                   AUTHENTICATION CERTIFICATE]

              TRUSTEE'S AUTHENTICATION CERTIFICATE


       This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned mortgage.

                              BANK OF MONTREAL TRUST
                                COMPANY, as Trustee



                              By:
                                   Authorized Signature